                                                                  Exhibit 99(b)


                         RESUMIX, INC. AND SUBSIDIARIES



                                TABLE OF CONTENTS


                                                                       PAGE

Independent Auditors' Report                                             1


Consolidated Balance Sheets                                              2


Consolidated Statements of Operations and Comprehensive Income (Loss)    3


Consolidated Statements of Shareholders'(Deficit) Equity                 4


Consolidated Statements of Cash Flows                                    5


Notes to Consolidated Financial Statements                               6


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Resumix, Inc.:


We have audited the accompanying consolidated balance sheets of Resumix, Inc. and subsidiaries (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of operations and comprehensive income
(loss), shareholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Resumix, Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ KPMG LLP

Mountain View, California

May 26, 2000

                                              RESUMIX, INC. AND SUBSIDIARIES

                                                Consolidated Balance Sheets

                                             (In thousands, except share data)

                                                                                      DECEMBER 31,
                                                                              -----------------------------       MARCH 31,
                                                                                  1998             1999             2000
                                                                              ------------     ------------     ------------
                                                                                                                 (UNAUDITED)
                                  ASSETS
Current assets:
   Cash and cash equivalents                                                 $      7,455            1,661            2,560
   Accounts receivable, net of allowance for doubtful accounts and returns of $401 and $100 as of December 31, 1998
      and 1999, respectively, and $132 as of March 31, 2000                        10,062            5,142            4,880
   Prepaid royalties                                                                  370              569              580
   Deferred tax assets                                                                 49               --               --
   Other assets                                                                       552              372              396
                                                                              ------------     ------------     ------------
         Total current assets                                                      18,488            7,744            8,416
Property and equipment, net                                                         2,429            2,019            1,801
Other noncurrent assets                                                                23               73               66
Deferred tax assets                                                                 1,049               --               --
                                                                              ------------     ------------     ------------
                                                                             $     21,989            9,836           10,283
                                                                              ============     ============     ============
                LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
   Accounts payable                                                          $        462              344              327
   Accrued expenses                                                                 4,432            2,702            1,746
   Deferred revenue                                                                 8,212            7,327            7,119
   Taxes payable                                                                    1,383              108              108
                                                                              ------------     ------------     ------------
         Total current liabilities                                                 14,489           10,481            9,300
Note payable to affiliate                                                          22,755           22,755               --
                                                                              ------------     ------------     ------------
                                                                                   37,244           33,236            9,300
                                                                              ------------     ------------     ------------
Commitments:
Series A redeemable convertible preferred stock; $0.01 par value;
   1,499,900 shares authorized, issued, and outstanding as of
   December 31, 1998 and 1999                                                       1,894            1,894               --
                                                                              ------------     ------------     ------------
Shareholders' (deficit) equity:
   Convertible preferred stock:
      Series B; $0.01 par value; 6,399,900 shares authorized;
         4,900,000 shares issued and outstanding as of
         December 31, 1998 and 1999, respectively                                  10,004           10,004               --
      Series D; $0.01 par value; 850,000 shares issued and
         outstanding as of March 31, 2000                                              --               --              760
      Series E; $0.01 par value; 12,580,000 shares issued and
         outstanding as of March 31, 2000                                              --               --           35,893
   Common stock; no par value; 30,000,000 shares authorized;
      1,700,000 and 1,700,054 shares issued and outstanding as
      of December 31, 1998 and 1999, respectively; and 1,785,000
      shares issued and outstanding as of March 31, 2000                              561              580              979
   Deferred compensation                                                               --               --             (367)
   Shareholder notes receivable                                                       (83)             (83)              --
   Accumulated other comprehensive income (loss)                                       28              (20)             (19)
   Recapitalization basis adjustment                                              (20,637)         (20,637)         (20,637)
   Accumulated deficit                                                             (7,022)         (15,138)         (15,626)
                                                                              ------------     ------------     ------------
         Total shareholders' (deficit) equity                                     (17,149)         (25,294)             983
                                                                              ------------     ------------     ------------
                                                                             $     21,989            9,836           10,283
                                                                              ============     ============     ============

See accompanying notes to consolidated financial statements.

                         RESUMIX, INC. AND SUBSIDIARIES

      Consolidated Statements of Operations and Comprehensive Income (Loss)

                                 (In thousands)

                                                                 YEARS ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                                       ------------------------------------------      ----------------------------
                                                          1997            1998            1999             1999             2000
                                                       ----------      ----------      ----------      ----------      ----------
                                                                                                               (UNAUDITED)
Revenue:
   Software licenses                                  $   19,186          18,784           9,562           2,323           1,755
   Services and other                                     16,019          19,002          18,995           4,903           4,295
                                                       ----------      ----------      ----------      ----------      ----------
         Total revenue                                    35,205          37,786          28,557           7,226           6,050
                                                       ----------      ----------      ----------      ----------      ----------
Cost of revenue:
   Software licenses                                         942           1,017             470              84              66
   Services and other                                      7,974           8,194           9,510           2,411           2,088
                                                       ----------      ----------      ----------      ----------      ----------
         Total cost of revenue                             8,916           9,211           9,980           2,495           2,154
                                                       ----------      ----------      ----------      ----------      ----------
         Gross profit                                     26,289          28,575          18,577           4,731           3,896
                                                       ----------      ----------      ----------      ----------      ----------
Operating expenses:
   Research and development                                7,082           7,303           8,827           2,058           1,528
   Sales and marketing                                    13,804          15,264          13,380           3,049           1,865
   General and administrative                              3,947           4,248           3,452             851             915
   Recapitalization - related expenses                        --           2,141              --              --              --
                                                       ----------      ----------      ----------      ----------      ----------
         Total operating expenses                         24,833          28,956          25,659           5,958           4,308
                                                       ----------      ----------      ----------      ----------      ----------
         Income (loss) from operations                     1,456            (381)         (7,082)         (1,227)           (412)
                                                       ----------      ----------      ----------      ----------      ----------
Interest and other income (expense):
   Interest income                                            63              59              53              33               7
   Interest expense                                           --            (608)         (1,370)           (342)             --
   Other (expense) income                                    (20)             45             106              10             (83)
                                                       ----------      ----------      ----------      ----------      ----------
         Total interest and other income (expense)            43            (504)         (1,211)           (299)            (76)
                                                       ----------      ----------      ----------      ----------      ----------
         Income (loss) before income taxes                 1,499            (885)         (8,293)         (1,526)           (488)
Income tax expense (benefit)                                 217             285            (177)             --              --
                                                       ----------      ----------      ----------      ----------      ----------
         Net income (loss)                                 1,282          (1,170)         (8,116)         (1,526)           (488)
Other comprehensive income (loss) - foreign
   currency translation adjustments                          (44)             10             (48)           --                 1
                                                       ----------      ----------      ----------      ----------      ----------
         Total comprehensive income (loss)            $    1,238          (1,160)         (8,164)         (1,526)           (487)
                                                       ==========      ==========      ==========      ==========      ==========

See accompanying notes to consolidated financial statements.

                         RESUMIX, INC. AND SUBSIDIARIES

            Consolidated Statements of Shareholders' (Deficit) Equity

  Years ended December 31, 1997, 1998, and 1999, and March 31, 2000 (unaudited)

                          (Dollar amounts in thousands)



                                                                               CONVERTIBLE PREFERRED STOCK
                                                      ----------------------------------------------------------------------------
                                                               SERIES B                 SERIES D                  SERIES E
                                                      ------------------------  -----------------------  -------------------------
                                                         SHARES       AMOUNT       SHARES      AMOUNT        SHARES       AMOUNT
                                                      -----------  -----------  -----------  ----------  ------------  -----------

Balances as of December 31, 1996                              --  $        --           --   $      --            --   $       --

Foreign currency translation adjustment                       --           --           --          --            --           --

Net income                                                    --           --           --          --            --           --
                                                      -----------  -----------  -----------  ----------  ------------  -----------

Balances as of December 31, 1997                              --           --           --          --            --           --

Repurchase of common stock                                    --           --           --          --            --           --

Recapitalization                                              --           --           --          --            --           --

Issuance of Series B preferred stock                   4,900,000       10,004           --          --            --           --

Issuance of common stock for services                         --           --           --          --            --           --

Issuance of common stock                                      --           --           --          --            --           --

Foreign currency translation adjustment                       --           --           --          --            --           --

Net loss                                                      --           --           --          --            --           --
                                                      -----------  -----------  -----------  ----------  ------------  -----------

Balances as of December 31, 1998                       4,900,000       10,004           --          --            --           --

Issuance of common stock                                      --           --           --          --            --           --

Foreign currency translation adjustment                       --           --           --          --            --           --

Net loss                                                      --           --           --          --            --           --
                                                      -----------  -----------  -----------  ----------  ------------  -----------

Balances as of December 31, 1999                       4,900,000       10,004           --          --            --           --

Issuance of employee stock options (unaudited)                --           --           --          --            --           --

Amortization of deferred compensation (unaudited)             --           --           --          --            --           --

Exercise of employee stock options (unaudited)                --           --           --          --            --           --

Issuance of Series D and E convertible preferred
     stock in exchange for Series B convertible
     preferred stock, related party debt, and
     $2,000,000 (unaudited)                           (4,900,000)     (10,004)     850,000         760    12,580,000       35,893

Foreign currency translation adjustment (unaudited)           --           --           --          --            --           --

Forgiveness of shareholder note receivable
     (unaudited)                                              --           --           --          --            --           --

Net loss (unaudited)                                          --           --           --          --            --           --
                                                      -----------  -----------  -----------  ----------  ------------  -----------

Balances as of March 31, 2000 (unaudited)                     --  $        --      850,000  $      760    12,580,000  $    35,893
                                                      ===========  ===========  ===========  ==========  ============  ===========

                                                                  COMMON STOCK                             SHAREHOLDERS'
                                                        ------------------------------      DEFERRED          NOTES
                                                            SHARES           AMOUNT        OMPENSATION      RECEIVABLE
                                                        -------------    -------------    -------------    -------------

Balances as of December 31, 1996                           8,580,000    $      10,388               --             (418)

Foreign currency translation adjustment                           --               --               --               --

Net income                                                        --               --               --               --
                                                        -------------    -------------    -------------    -------------

Balances as of December 31, 1997                           8,580,000           10,388               --             (418)

Repurchase of common stock                                   (80,000)            (418)              --              418

Recapitalization                                          (8,500,000)          (9,970)              --               --

Issuance of Series B preferred stock                              --               --               --               --

Issuance of common stock for services                      1,450,000              478               --               --

Issuance of common stock                                     250,000               83               --              (83)

Foreign currency translation adjustment                           --               --               --               --

Net loss                                                          --               --               --               --
                                                        -------------    -------------    -------------    -------------

Balances as of December 31, 1998                           1,700,000              561               --              (83)

Issuance of common stock                                          54               19               --               --

Foreign currency translation adjustment                           --               --               --               --

Net loss                                                          --               --               --               --
                                                        -------------    -------------    -------------    -------------

Balances as of December 31, 1999                           1,700,054              580               --              (83)

Issuance of employee stock options (unaudited)                    --              377             (377)              --

Amortization of deferred compensation (unaudited)                 --               --               10               --

Exercise of employee stock options (unaudited)                84,946               22               --               --

Issuance of Series D and E convertible preferred
     stock in exchange for Series B convertible
     preferred stock, related party debt, and
     $2,000,000 (unaudited)                                       --               --               --               --

Foreign currency translation adjustment (unaudited)               --               --               --               --

Forgiveness of shareholder note receivable (unaudited)            --               --               --               83

Net loss (unaudited)                                              --               --               --               --
                                                        -------------    -------------    -------------    -------------

Balances as of March 31, 2000 (unaudited)                  1,785,000    $         979             (367)              --
                                                        =============    =============    =============    =============


                                                           ACCUMULATED
                                                             OTHER                                                       TOTAL
                                                          COMPREHENSIVE      RECAPITALIZATION                        SHAREHOLDERS'
                                                             INCOME               BASIS           ACCUMULATED         (DEFICIT)
                                                             (LOSS)            ADJUSTMENT           DEFICIT            EQUITY
                                                          -----------          -----------        -----------        -----------

Balances as of December 31, 1996                                  62                   --             (7,134)             2,898

Foreign currency translation adjustment                          (44)                  --                 --                (44)

Net income                                                        --                   --              1,282              1,282
                                                          -----------          -----------        -----------        -----------

Balances as of December 31, 1997                                  18                   --             (5,852)             4,136

Repurchase of common stock                                        --                   --                 --                 --

Recapitalization                                                  --              (20,637)                --            (30,607)

Issuance of Series B preferred stock                              --                   --                 --             10,004

Issuance of common stock for services                             --                   --                 --                478

Issuance of common stock                                          --                   --                 --                 --

Foreign currency translation adjustment                           10                   --                 --                 10

Net loss                                                          --                   --             (1,170)            (1,170)
                                                          -----------          -----------        -----------        -----------

Balances as of December 31, 1998                                  28              (20,637)            (7,022)           (17,149)

Issuance of common stock                                          --                   --                 --                 19

Foreign currency translation adjustment                          (48)                  --                 --                (48)

Net loss                                                          --                   --             (8,116)            (8,116)
                                                          -----------          -----------        -----------        -----------

Balances as of December 31, 1999                                 (20)             (20,637)           (15,138)           (25,294)

Issuance of employee stock options (unaudited)                    --                   --                 --                 --

Amortization of deferred compensation (unaudited)                 --                   --                 --                 10

Exercise of employee stock options (unaudited)                    --                   --                 --                 22

Issuance of Series D and E convertible preferred
     stock in exchange for Series B convertible
     preferred stock, related party debt, and
     $2,000,000 (unaudited)                                       --                   --                 --             26,649

Foreign currency translation adjustment (unaudited)                1                   --                 --                  1

Forgiveness of shareholder note receivable (unaudited)            --                   --                 --                 83

Net loss (unaudited)                                              --                   --               (488)              (488)
                                                          -----------          -----------        -----------        -----------

Balances as of March 31, 2000 (unaudited)                        (19)             (20,637)           (15,626)               983
                                                          ===========          ===========        ===========        ===========


See accompanying notes to consolidated financial statements.

                         RESUMIX, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                 (In thousands)

                                                                    YEARS ENDED DECEMBER 31,          THREE MONTHS ENDED MARCH 31,
                                                         -------------------------------------------  ----------------------------
                                                              1997            1998           1999           1999           2000
                                                         -------------   -------------  -------------  -------------  -------------
                                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)                                      $      1,282         (1,170)        (8,116)        (1,526)          (488)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                             2,017          2,087          1,713            382            349
      Forgiveness of shareholder loan                              --            100             --             --             83
      Issuance of common stock for services                        --            478             --             --             --
      Loss on disposal of property and equipment                   --              8             --             --             --
      Deferred taxes                                             (463)        (1,098)         1,049             --             --
      Provision for accounts receivable                            27             59            280             30             30
      Changes in operating assets and liabilities:
        Accounts receivable                                       (99)        (1,301)         4,640          3,971            232
        Other assets                                              207           (265)           (69)          (237)           (35)
        Accounts payable                                         (215)          (128)          (118)           200            (18)
        Accrued expenses                                          306            716         (1,730)        (1,926)          (956)
        Deferred revenue                                        1,873            920           (885)          (834)          (208)
        Taxes payable                                              --          1,383         (1,226)           231             --
        Other noncurrent liabilities                              (46)            --             --             --             --
                                                          -------------  -------------  -------------  -------------  -------------
              Net cash provided by (used in)
                operating activities                            4,889          1,789         (4,462)           291         (1,011)
                                                          -------------  -------------  -------------  -------------  -------------
Cash flows from investing activities:
  Acquisition of property and equipment                        (1,745)        (1,283)        (1,303)          (420)          (122)
  Other noncurrent assets                                         199             --             --             --             --
                                                          -------------  -------------  -------------  -------------  -------------
              Net cash used in investing activities            (1,546)        (1,283)        (1,303)          (420)          (122)
                                                          -------------  -------------  -------------  -------------  -------------
Cash flows from financing activities:
  Proceeds from issuance of common stock                           --             --             19             --             22
  Issuance of preferred stock                                      --         10,004             --             --          2,000
  Cash paid in recapitalization                                    --         (5,183)            --             --             --
  Net advances from (to) parent company                        (2,978)         1,166             --             --             --
                                                          -------------  -------------  -------------  -------------  -------------
              Net cash (used in) provided by
                financing activities                           (2,978)         5,987             19             --          2,022
                                                          -------------  -------------  -------------  -------------  -------------
Effect of exchange rate changes on cash
  and cash equivalents                                            (44)            10            (48)            --             --
                                                          -------------  -------------  -------------  -------------  -------------
Net increase (decrease) in cash and cash equivalents              321          6,503         (5,794)          (129)           889

Cash and cash equivalents at beginning of year/period             631            952          7,455          7,455          1,661
                                                          -------------  -------------  -------------  -------------  -------------
Cash and cash equivalents at end of year/period          $        952          7,455          1,661          7,326          2,550
                                                          =============  =============  =============  =============  =============
Supplemental disclosures of cash flow information:
  Cash paid during year/period:
    Interest                                             $         29            222          1,369            393            394
                                                          =============  =============  =============  =============  =============
    Income taxes                                         $      1,091             --             --             --             --
                                                          =============  =============  =============  =============  =============
  Noncash financing and investing activities:
    Sale (redemption) of common stock in
      exchange for shareholder receivable                $         --             83            --              --            (83)
                                                          =============  =============  =============  =============  =============
    Repurchase of common stock in settlement
      of notes receivable                                $         --            418            --              --             --
                                                          =============  =============  =============  =============  =============
    Deferred compensation expense on
      employee stock options                             $         --             --            --              --            377
                                                          =============  =============  =============  =============  =============
Summary of recapitalization transactions:
  Cash paid to Ceridian                                  $         --         (5,183)           --              --             --
  Note payable issued to Ceridian                                  --        (22,755)           --              --             --
  Current taxes due from Ceridian not realized                     --           (312)           --              --             --
  Net deferred tax assets not realized                             --           (463)           --              --             --
                                                          -------------  -------------  -------------  -------------  -------------
              Consideration paid/issued in
                recapitalization                                   --        (28,713)           --              --             --
  Common stock repurchased from Ceridian
     at historical basis                                           --          9,970            --              --             --
  Series A preferred stock issued to Ceridian at
     historical basis of retained interest                         --         (1,894)           --              --             --
                                                          -------------  -------------  -------------  -------------  -------------
              Consideration in excess of
                historical basis (recapitalization
                basis adjustment)                        $         --        (20,637)            --             --            --
                                                          =============  =============  =============  =============  =============

See accompanying notes to consolidated financial statements.

                         RESUMIX, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999



(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    ORGANIZATION

              Resumix, Inc. (Resumix or the Company) was originally incorporated in New Jersey in 1981 and reincorporated in Delaware in 1999. The Company designs, develops, and markets a human skills management software product and provides related installation, training, consulting, and support services.

              As discussed in Note 4(a), on August 13, 1998, the Company and its predecessor (Old Resumix) consummated a series of transactions accounted for as a recapitalization. Prior to August 13, 1998, the Company and Old Resumix were wholly owned subsidiaries of Ceridian Corporation (Ceridian).

       (b)    PRINCIPLES OF CONSOLIDATION

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

       (c)    UNAUDITED INTERIM FINANCIAL INFORMATION

              The consolidated interim balance sheet of the Company as of March 31, 2000, and the consolidated statements of operations and comprehensive income (loss), shareholders' (deficit) equity, and cash flows for the three months ended March 31, 1999 and 2000, are unaudited. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair preparation of the consolidated financial position and results of operations and cash flows, have been included in such unaudited consolidated financial statements. The consolidated results of operations for the three months ended March 31, 2000, are not necessarily indicative of the results to be expected for the entire year.

       (d)    USE OF ESTIMATES

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (e)    REVENUE RECOGNITION

              The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' (AICPA) Statement of Position (SOP) 97-2, SOFTWARE REVENUE RECOGNITION. Product revenue from software license fees and hardware is recognized upon delivery provided that persuasive evidence of an arrangement exists, that the license fee and other revenue is fixed or determinable, and that collectibility of the arrangement fee is probable. If an acceptance period is required, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period, as defined in the applicable software license agreement.

              Service and other revenue includes fees derived from maintenance contracts and delivery of training, installation, and consulting services. Maintenance fees for postcontract customer support are recognized ratably over the maintenance term, which is typically 12 months. Revenue from training, installation, and consulting services is recognized as the related services are performed. Revenue on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. If evidence of the fair value does not exist for all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or all elements are delivered.

              In January 1999, the Company adopted SOP 98-9, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN ARRANGEMENTS, which requires recognition of revenue using the "residual method" in a multiple-element arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the residual method, the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. The adoption of SOP 98-9 did not have a material effect on the Company's consolidated financial statements or results of operations.

       (f)    CASH EQUIVALENTS

              The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents of approximately $5,837,000 and $621,000 as of December 31, 1998 and 1999, respectively, consist primarily of money market deposits.

       (g)    SOFTWARE DEVELOPMENT COSTS

              Research and development costs associated with new products and enhancements to existing products are charged to operations as incurred. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility, and accordingly, no costs have been capitalized.

       (h)    PROPERTY AND EQUIPMENT

              Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally three to four years. Leasehold improvements are amortized using the straight-line basis over the shorter of the lease term or estimated useful lives of the assets.

       (i)    INCOME TAXES

              Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce all or a portion of deferred tax assets when it is more likely than not that the deferred tax assets will not be realized.

       (j)    FOREIGN CURRENCY TRANSLATION

              The Company's wholly owned subsidiaries, located in the United Kingdon and Australia, were established in 1994 and 1995, respectively. The local currency is the functional currency for each foreign subsidiary. Foreign currency balance sheets and income statements are translated from the functional currency to the U.S. dollar using the end-of-period and average-exchange rates, respectively. The resulting translation gains or losses are reported as accumulated other comprehensive income (loss) in shareholders' (deficit) equity in the Company's consolidated balance sheets.

       (k)    IMPAIRMENT OF LONG-LIVED ASSETS

              In the event that facts and circumstances indicate that the carrying amount of long-lived assets may be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value is required. Fair value may be determined by reference to discounted future cash flows over the remaining useful life of the related assets. To date, the Company has made no adjustments to the carrying value of its long-lived assets.

       (l)    STOCK-BASED COMPENSATION

              The Company accounts for its employee stock-based compensation plans using the intrinsic-value method.

       (m)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The fair values of the Company's cash and cash equivalents, accounts receivable, and accounts payable approximate their carrying values due to their short maturity. The fair value of the note payable to affiliate was made with a related party, and therefore, fair value cannot be established.

       (n)    CREDIT CONCENTRATIONS

              Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and trade receivables. Cash and cash equivalents are managed by recognized financial institutions. The Company closely monitors extensions of customer credit and has not experienced significant credit loss in the past.

       (o)    RECENT ACCOUNTING PRONOUNCEMENTS

              In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company will be required to adopt SFAS No. 133, as amended by SFAS No. 137, in fiscal 2001. Management does not believe the adoption of SFAS No. 133, as amended by SFAS No. 137, will have a material effect on the Company's consolidated financial position or results of operations.

              In March 2000, Emerging Issues Task Force (EITF) No. 00-2, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS, was issued. EITF No. 00-2 provides guidance on costs incurred during the development of Web site applications and infrastructure that involves acquiring or developing hardware and software to operate the Web site, including graphics that affect the look and feel of the Web page. All costs relating to software used to operate a Web site should be accounted for under SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. However, if a plan exists or is being developed to market the software externally, the costs relating to the software should be accounted for pursuant to SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED. Application of EITF No. 00-2 is effective for Web site development costs incurred for fiscal quarters beginning after June 30, 2000. Management does not believe the adoption of EITF No. 00-2 will have a material effect on the Company's consolidated financial position or results of operations.

              On March 31, 2000, EITF No. 00-3, APPLICATION OF AICPA STATEMENT OF POSITION 97-2, SOFTWARE REVENUE RECOGNITION, TO ARRANGEMENTS THAT INCLUDE THE RIGHT TO USE SOFTWARE ON ANOTHER ENTITY'S HARDWARE, was issued. EITF No. 00-3 requires that an entity assign fair value to elements of a software package that includes Web-hosting services to provide the software application. If the software element is within the scope of SOP 97-2, all of SOP 97-2 requirements for recognizing revenue, including vendor-specific objective evidence of fair value, must be met in order to recognize revenue upon delivery for the portion of the fee allocated to the software element; otherwise, the revenue is deferred and amortized over the related service period. The portion of the fee allocated to the Web-hosting element should be recognized as the service is provided. The adoption of EITF No. 00-3 did not have a material effect on the Company's consolidated financial position or results of operations.

              On March 31, 2000, the FASB issued Interpretation (FIN) No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF ACCOUNTING PRINCIPLES BOARD OPINION NO. 25. FIN No. 44 applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after July 1, 2000, except for the provisions related to repricings and the definition of an employee which apply to awards issued after December 15, 1998. The provisions related to modifications to fixed stock option awards to add a reload feature are effective for awards modified after January 12, 2000. Resumix believes that adoption of FIN No. 44 will not have a material effect on the Company's financial position or results of operations.

       (p)    ADVERTISING COSTS

              The Company expenses advertising costs as incurred. Advertising expense was approximately $1,283,000, $1,621,000, and $1,040,000 for the years ended December 31, 1997, 1998, and 1999, respectively.

(2)    PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following as of December 31, 1998 and 1999 (in thousands):


                                             1998          1999
                                            -------       ------
       Computers and equipment              $10,569       10,708
       Office furniture and equipment           634        1,112
       Demonstration equipment                   68           62
       Leasehold improvements                   531          843
       Equipment on loan to customers           333          333
                                            -------       ------
                                             12,135       13,058
       Less accumulated depreciation          9,706       11,039
                                            -------       ------
                                            $ 2,429        2,019
                                            =======       ======

(3)    LEASE COMMITMENTS

       The Company leases its facilities under noncancelable operating leases that expire in 1999 through 2004. Future minimum rental payments as of December 31, 1999, under these operating leases are as follows (in thousands):


           YEAR ENDING
          DECEMBER 31,
          -------------
               2000               $  667
               2001                  577
               2002                  505
               2003                  505
               2004                   84
                                  ------
                                  $2,338
                                  ======

       Aggregate rental expense included in the accompanying consolidated statements of operations for the years ended December 31, 1997, 1998, and 1999, amounted to approximately $816,000, $515,000, and $796,000, respectively. Leases with escalating rents or free rent periods are expensed on a straight-line basis over the term of the lease.

(4)      SHAREHOLDERS' (DEFICIT) EQUITY

       (a)    RECAPITALIZATION

              Prior to August 13, 1998, Old Resumix was a wholly owned subsidiary of Ceridian. Effective August 13, 1998, Old Resumix entered into a series of transactions (the Recapitalization) as follows:

              - Ceridian, pursuant to an asset purchase agreement, transferred the assets and liabilities of Old Resumix to an existing wholly owned subsidiary of Ceridian. As consideration for the transfer, the Company paid to Ceridian approximately $5,183,000 in cash, a note payable of $22,755,000 (see Note 6(a)), and 1,499,900 shares of the
                   Company's Series A convertible preferred stock.

              - The Company, pursuant to a stock purchase agreement, issued 4,900,000 shares of Series B convertible preferred stock to General Atlantic Partners 48, L.P. and GAP Coinvestment Partners, L.P. (collectively General Atlantic) for approximately $10,004,000 in cash, and issued 1,450,000 shares of common stock to Double Diamond Associates, LLC, which is wholly owned by the president of the Company, for services performed in conjunction with the transactions.

              The transactions have been accounted for as a recapitalization in the accompanying consolidated financial statements, and therefore, the assets and liabilities of Old Resumix transferred to the Company have been reported by the Company at the historical basis of the assets and liabilities. At the date of the Recapitalization, Old Resumix had current taxes due from Ceridian of $312,000 and net deferred tax assets of $463,000. As discussed in Note 5, these amounts were determined as if Old Resumix were a stand-alone entity for income tax reporting purposes; however, in reality, Old Resumix was a member of the Ceridian consolidated group. In conjunction with the Recapitalization, these amounts were reversed to shareholders' deficit as a component of the recapitalization adjustments.

              The Company incurred certain expenses as a result of the Recapitalization and has classified such expenses as recapitalization-related expenses in the accompanying consolidated statements of operations. The recapitalization expenses consisted of $478,000 of common stock issued to Double Diamond Associates, LLC and forgiveness of a $100,000 note receivable from the Company's president for services performed in promoting the Recapitalization, $849,000 relating to the cash buyout of stock options held by employees of Old Resumix prior to the Recapitalization, and $714,000 in transaction-related costs. All amounts have been paid as of December 31, 1998.

       (b)    CONVERTIBLE PREFERRED STOCK

              In August 1998, in conjunction with the Recapitalization, the Company's Board of Directors authorized the issuance of 1,499,900 and 6,399,900 shares of Series A redeemable convertible preferred stock and Series B convertible preferred stock, respectively, of which 1,499,900 and 4,900,000 shares are issued and outstanding as of December 31, 1998. The rights, preferences, and privileges of the holders of Series A and B preferred stock as of December 31, 1999, are as follows:


                                                    LIQUIDATION            DIVIDEND
                                                    PREFERENCE              RIGHTS
                                                    (PER SHARE)           (PER SHARE)
                                                 ------------------    ------------------
                         Series A                $        4.17                  0.33
                         Series B                         2.04                  0.16

              - Each share of the Series A and B preferred stock is convertible into common stock at the option of the holder on a one-for-one basis at any time. All shares of series A and B preferred stock automatically convert into common stock upon an initial public offering of the Company's common stock or sale of the Company.

              - Holders of Series A and B preferred stock are entitled to receive dividends in the amounts listed above in preference to any dividend on common stock when and if declared by the Board of Directors. Dividends are cumulative and accrue quarterly. All accrued and unpaid dividends are to be paid to Series A and B shareholders immediately prior to the earlier of the liquidation or sale of the Company, an initial public offering of the Company's common stock, or redemption of the shares (in the case of Series A) to the extent that funds are available. No dividends have been declared as of December 31, 1999.

              - Series A and B preferred stock have a per share liquidation preference in the amounts listed above, plus accrued but unpaid dividends, in preference to any distribution of assets to holders of common stock. If upon liquidation, the assets and funds of the Company are insufficient to permit full payment of the liquidation amount, then the assets and funds shall be distributed ratably among the holders of all classes of preferred stock.

              - Each holder of preferred stock has voting rights equal to the number of shares of common stock into which such shares could be converted.

              - Beginning in August 2005, the holders of Series A preferred stock, upon written request with the approval of at least a majority of the outstanding preferred stock, are entitled to require the Company to redeem all shares of preferred stock at the redemption price of $4.10 plus any accrued and unpaid dividends.

       (c)    EMPLOYEE STOCK OPTION PLANS

              The Company uses the intrinsic-value method to account for its stock-based compensation plans (Plans). Therefore, no compensation expense has been recorded with respect to options granted to employees under the Plans because the exercise price of options granted is equal to the fair value of the underlying common stock on the date of grant.

              Upon the acquisition of Old Resumix by Ceridian in August 1995, Old Resumix employees were allowed to participate in the Ceridian 1993 Long-Term Incentive Plan and 1994 Stock Option Plan (Ceridian Plans). Stock options to purchase Ceridian common stock awarded under the Ceridian Plans vested annually over a 3-year period, had 10-year terms and an exercise price that was not less than the fair market value of the underlying stock at the date of grant. Resumix employee participation in the Ceridian Plans ceased upon consummation of the Recapitalization on August 13, 1998.

              A summary of the activity for Old Resumix employees under the Ceridian Plans is as follows:


                                                                                 WEIGHTED-
                                                                                  AVERAGE
                                                            OPTIONS                PRICE
                                                          OUTSTANDING            PER SHARE
                                                       -------------------   ------------------
               Balance as of December 31, 1997                     67,971      $     37.13
                    Options exercised                             (45,225)           35.55
                    Options canceled                              (22,746)           40.20
                                                       -------------------
               Balance as of December 31, 1998                     --
                                                       ===================

              On August 29, 1996, the Old Resumix Board of Directors approved the adoption of a stock option plan (1996 Plan) to grant incentive and nonstatutory stock options to key employees to purchase up to 2,100,000 shares of Old Resumix common stock. Stock options were granted at the then fair market value as determined by the Old Resumix Board of Directors, vested over a four-year period and expired 10 years after the date of grant. Upon termination of employment, the grantee had three months to exercise the option on all exercisable options. This plan was terminated upon consummation of the Recapitalization on August 13, 1998. Old Resumix employees were paid by the Company a total of $849,000 for their vested options using a payout formula prescribed in the 1996 Plan. Such amount paid has been reported as recapitalization-related expenses in the accompanying consolidated statement of operations for the year ended December 31, 1998.

              Stock option activity under the 1996 Plan is as follows:


                                                                                   WEIGHTED-
                                                                                    AVERAGE
                                                     AVAILABLE      OPTIONS         PRICE
                                                     FOR GRANT     OUTSTANDING     PER SHARE
                                                 --------------   ------------     ----------
               Balances as of
                     December 31, 1997                 417,052       1,682,948      $   5.23
                       Options granted                (140,250)        140,250          5.23
                       Options repurchased in
                          connection with
                          Recapitalization            (276,802)     (1,823,198)         5.23
                                                 --------------   ------------
               Balances as of
                     December 31, 1998                    --              --
                                                 ==============   ============

              The fair value of each stock option granted during 1997 under the 1996 Plan has been estimated using the Black-Scholes option pricing model with the following weighted-average assumptions used: expected lives of five years; expected volatility of 26.0%; no dividends; and risk-free interest rate of 5.3%. The fair value of the shares granted in 1997 was $1.40.

              On August 13, 1998, the Company's shareholders approved the adoption of a new stock option plan (1998 Plan) to grant incentive and nonstatutory stock options, stock bonuses, and rights to acquire restricted stock to key employees including up to 2,050,000 shares of Resumix common stock. Stock options are granted at the then fair market value as determined by the Company's Board of Directors, vest over a maximum five-year period, and expire 10 years after the date of grant. Upon termination of employment, the grantee has three months to exercise vested options.

              Stock option activity under the 1998 Plan is as follows:


                                                                           WEIGHTED-
                                                                           AVERAGE
                                            AVAILABLE        OPTIONS        PRICE
                                            FOR GRANT      OUTSTANDING     PER SHARE
                                           ----------      -----------     ----------
               Options authorized           2,050,000            --
               Options granted             (1,627,600)      1,627,600      $   0.33
               Options canceled                71,516         (71,516)         0.33
                                           ----------      ----------
               Balances as of
                     December 31, 1998        493,916       1,556,084          0.33
               Options authorized                  --              --            --
               Options granted               (986,000)        986,000          0.33
               Options canceled               824,977        (824,977)         0.33
               Options exercised                   --         (83,681)         0.33
                                           ----------      ----------
               Balances as of
                     December 31, 1999        332,893       1,633,426          0.33
                                           ==========      ==========

              As of December 31, 1999, there were 350,835 shares exercisable under the 1998 Plan, all with an exercise price of $0.33 per share, with a weighted-average remaining contractual life of approximately 8.5 years.

              The fair value of each stock option granted during 1998 and 1999 under the 1998 Plan has been estimated using the Black-Scholes option pricing model with the following weighted-average assumptions used: expected lives of four years; expected volatility of 0%; no dividends; and risk-free interest rate of 5.0% in 1998 and 1999. The fair value of the shares granted in 1998 and 1999 was $.06.

              Pursuant to SFAS No. 123, the Company is required to disclose the pro forma effect on net income (loss) for 1997, 1998, and 1999, as if the Company has elected to use the fair-value method to account for the Plans. Had compensation costs been determined using the fair-value method, net income (loss) would have been as follows (in thousands):


                                1997       1998        1999
                               ------     ------      -------
               As reported     $1,282     (1,170)     (8,293)
               Pro forma          337     (1,630)     (8,308)

(5)    INCOME TAXES

       Prior to the Recapitalization on August 13, 1998, the Company was a member of the Ceridian consolidated group for income tax reporting purposes. The components of income tax expense for the year ended December 31, 1997, and the related balance sheet amounts have been presented in the accompanying consolidated financial statements as if the Company was a separate reporting entity for income tax reporting purposes. For the period from January 1, 1998, to August 13, 1998, the Company incurred operating losses for which no benefit was recognized. As the Company and Ceridian had no formal tax sharing agreement, the amount paid to Ceridian in excess of the current tax expense reported by the Company in the amount of $312,000 has been reflected as net advances to parent company as of December 31, 1997. As discussed in Note 4(a), during 1998, the amount due from parent in the amount of $312,000 was reversed and included as a component of the recapitalization adjustment in shareholders' deficit. Subsequent to the recapitalization, which qualified as a taxable transaction for tax purposes, the Company is a separate reporting entity for income tax reporting purposes. The Company recorded taxable income for the period from August 14, 1998 to December 31, 1998.

       The components of income tax expense (benefit) for the years ended December 31, 1997, 1998, and 1999, are as follows (in thousands):

                                                    1997         1998        1999
                                                  --------      ------      -------
               Current:
                    Federal                        $   463       1,098      (1,018)
                    State                              142         285        (208)
                    Foreign                             75          --          --
                                                   -------      ------      ------
                                                       680       1,383      (1,226)
                                                   -------      ------      ------
               Deferred:
                    Federal                           (463)       (823)        833
                    State                               --        (275)        216
                                                   -------      ------      ------
                                                      (463)     (1,098)      1,049
                                                   -------      ------      ------
                          Total income tax
                             expense (benefit)     $   217         285        (177)
                                                   =======      ======      ======

       The Company's reported income tax expense (benefit) differs from the amount obtained by applying the statutory federal income tax rate to income (loss) before income taxes as follows (in thousands):


                                                         1997      1998      1999
                                                       -------   --------   -------
               Expected income tax expense
                    (benefit)                           $ 510      (301)     (2,771)
               State income taxes, net of
                    federal benefit                        94       188           8
               Foreign losses not benefited               275        --          --
               Nondeductible expenses - meals
                    and entertainment and other            40        45        (317)
               Nondeductible acquisition costs             --       727          --
               Change in valuation allowance for
                    federal deferred tax assets           449        --          --
               Utilization of foreign net
                    operating loss carryforwards           --      (590)         --
               Utilization of federal net operating
                    loss carryforwards                   (566)       --          --
               Utilization of federal tax credit
                    carryforwards                        (585)       --          --
               Losses not benefited                        --       216        2,903
                                                        -----      ----       ------
                          Income tax expense
                             (benefit)                  $ 217       285         (177)
                                                        =====      ====       ======

       The tax effects of deductible temporary differences that give rise to the deferred tax assets are as follows (in thousands):

                                                                 1998      1999
                                                               -------    ------
               Deferred revenue                                $    --       106
               Net operating loss carryforwards and credits        651     3,844
               Accrued liabilities, reserves, and other            365       162
               Intangibles                                       7,797     5,302
                                                                ------     -----
                          Total gross deferred tax assets        8,813     9,414
               Less valuation allowance                          7,715     9,414
                                                                ------     -----
                          Net deferred tax assets              $ 1,098        --
                                                                ======     =====

       For the years ended December 31, 1998 and 1999, the deferred tax assets are offset by a valuation allowance as the Company believed it was more likely than not that all or a portion of the deferred tax assets would not be realized by the Company due to a history of losses incurred. As of December 31, 1998, net deferred assets of $1,098,000 have been recognized as the Company believes that such amount may be realized by carrying back future deductions to offset taxable income generated in 1998 and 1997. As discussed in Note 4(a), during 1998, the net deferred tax assets as of December 31, 1997, were reversed and included as a component of the recapitalization adjustment in shareholders' deficit.

       The net change in the total valuation allowance for the years ended December 31, 1998 and 1999, was an increase of $5,832,000 and $1,699,000, respectively. As of December 31, 1999, the Company has reported net operating loss carryforwards of approximately $9,050,000 and $4,443,000 for federal and California income tax purposes, respectively. The federal net operating loss carryforwards expire in the year 2019.
       The California net operating loss carryforwards expire in the year 2004.

       The Company has research and experimental tax credits aggregating approximately $330,000 and $269,000 for federal and California purposes, respectively. The federal credit can be carried forward 20 years and will expire in the year 2019. The California credit can be carried forward indefinitely.

       As of December 31, 1999, the Company has foreign net operating loss carryforwards of approximately $2,396,000 and $221,000 for United Kingdom and Australia tax purposes, respectively, which generally are available for an indefinite carryforward period.

       Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company which constitutes an "ownership change," as defined by Internal Revenue Code Section 382. The Company has not determined whether an ownership change has occurred which would limit the availability of the net operating losses.

(6)    RELATED PARTY TRANSACTIONS

       (a)    NOTE PAYABLE TO AFFILIATE

              As discussed in Note 4(a), in connection with the Recapitalization, the Company issued a promissory note to Ceridian in the principal amount of $22,755,000. The note accrued interest at a base rate equal to the lower of Ceridian's borrowing rate or the bank prime rate (Base Rate) plus 1% (Rate Increment). On January 5, 2000, the Company converted the outstanding principal amount into shares of the Company's Series E preferred stock (see
              Note 8).

       (b)    CERIDIAN ALLOCATION

              Prior to the Recapitalization, Ceridian allocated certain general and administrative expenses to the Company. The total expenses allocated to the Company amounted to $520,000 and $683,000 for the years ended December 31, 1997 and 1998, respectively. These expenses are included in general and administrative expenses in the accompanying consolidated statements of operations.

       (c)    NOTES RECEIVABLE FROM SHAREHOLDER

              On August 31, 1996, the Company entered into an employment agreement with its President. In connection with this agreement, the Company entered into a stock purchase agreement whereby its President purchased 80,000 shares of common stock at $5.23 per share in exchange for a promissory note issued to the Company in the principal amount of $418,000. The note was secured by the 80,000 shares of the Company's common stock and bore interest at 4.5%. Accrued interest was payable annually. In connection with the Recapitalization, this obligation was canceled in exchange for the return of the pledged shares.

       (d)    RESTRICTED STOCK PURCHASE AGREEMENT

              On August 13, 1998, the Company entered into a restricted stock purchase agreement with its President. Under the terms of the agreement, the President was issued 250,000 shares of the Company's common stock with a stated purchase price of $.33 per share. The reissued stock vests quarterly over a four-year vesting period. The Company made an unsecured advance in the amount of $83,000 to the President to purchase the restricted stock, which was forgiven as of January 5, 2000 (see Note 8).

(7)    ACCRUED EXPENSES

       Accrued expenses as of December 31, 1998 and 1999, consisted of the following (in thousands):


                                              1998      1999
                                            ------     -----
               Commissions payable          $  969       121
               Bonuses payable                 783       207
               Other salary related            572       530
               Accounts payable accrued      1,082       276
               Accrued sales taxes             223       101
               Other accrued expenses          803     1,467
                                            ------     -----
                                            $4,432     2,702
                                            ======     =====

(8)    SUBSEQUENT EVENTS

       (a)    RECAPITALIZATION

              On January 5, 2000, the preferred shareholders of the Company entered into a series of transactions as follows:

              - Ceridian exchanged 1,499,900 shares of Series A preferred stock and forgave its $22,750,000 note payable from the Company in exchange for 6,715,000 shares of Series E preferred stock.

              - General Atlantic exchanged 4,900,000 shares of Series B preferred stock and gave the Company $2,000,000 for 850,000 shares of Series D preferred stock and 5,865,000 shares of Series E preferred stock.

              The Series D and E preferred stock is nonredeemable. All other items and conditions of the Series D and E preferred stock are substantially the same as those of Series A and B preferred stock, as described in Note 4(b).

              In addition to the above transactions, the Company forgave a $83,000 note receivable due from its President.

       (b)    MERGER AGREEMENT

              On April 25, 2000, the Company signed a definitive agreement to merge with HotJobs.com, Ltd. (the Acquirer), a Delaware corporation. Under the terms of the merger agreement, the Acquirer issued approximately 3,600,000 shares of its common stock to the Company's preferred and common shareholders, who are accredited investors. This amount includes approximately 400,000 shares of common stock which are being held in escrow until one year following the May 11, 2000 closing date of the merger. Common stockholders of the Company who are not accredited investors received $2.47 per share for their common stock of the Company.

              In addition, all outstanding options to purchase common stock of the Company were converted into options to purchase common stock of HotJobs.com, Ltd. at a conversion rate of 4.25 of the Company's shares for 1 Acquirer share.


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